Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
July 22, 2019	Business First Bank
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bank Names Mimi Singer Lee Chief Human Resources Officer and Announces Heather Roemer Promotion

Baton Rouge, LA – Jude Melville, president and CEO of Business First Bank, announced Mimi Singer Lee as Chief Human Resources Officer of the company. Lee has over 20 years’ experience in human resource management, most recently serving as interim Chief Human Resources Officer for Louisiana State University. Heather Roemer has been with Business First Bank for 10 years leading human resources and training. Roemer also serves as Corporate Secretary for the bank and holding company. Roemer will continue to lead corporate governance and will oversee the launch of a new division that will be announced next year.

“We have had tremendous growth in the past two years, both geographically and with staff additions,” said Melville. “Mimi’s extensive background in talent acquisition and engagement along with policy administration will enhance current training and development programs while further evolving our culture as we continue to grow. With this change, Heather will be able to focus on corporate governance and spearhead a new corporate initiative that I’m really excited about.”

Dr. Lee earned her PhD in Human Resources Education from Louisiana State University and has experience in recruitment, employment, selection, retention, employee relations, policy administration, and training and development. She also holds the Certified Professional designation by the Society for Human Resource Management. In addition to overseeing training and development, she will lead recruitment efforts and culture implementation.

“I’m excited to join Business First Bank during this time of growth,” said Lee. “I’m looking forward to working with the executive team and the entire group of banking professionals, to help continue this forward momentum in the coming years.”

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Roemer is a graduate of Southwestern Graduate School of Banking at Southern Methodist University where she served as class president, is a graduate of Louisiana State University, and holds the Certified Professional designation by the Society for Human Resource Management. She has led recruiting, employee relations, benefits administration, compensation and training for the past ten years in addition to overseeing corporate governance for the bank. In her new role, Roemer will be expanding corporate governance and leading initiatives that will increase the bank’s community involvement and employee engagement.

“As part of the executive team I’ve had the privilege of being a part of our growth which includes, among other things, the bank’s headcount and total assets quadrupling. I’m excited the Bank is of a size now to make a significant impact on the communities we serve and I’m looking forward to the launch of our new division.”

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates 25 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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